Exhibit 99.1

Antero Resources Announces Pricing of $750 Million Offering of Senior Notes

Denver, Colorado, January 13, 2026—Antero Resources Corporation (NYSE: AR) (“Antero Resources” or the “Company”) announced today the pricing of an underwritten public offering of $750 million in aggregate principal amount of 5.40% senior unsecured notes due 2036 at an initial price to the public of 99.869% (the “Notes”). The offering is expected to close on January 28, 2026, subject to customary closing conditions.

Antero Resources estimates that it will receive net proceeds of approximately $743 million, after deducting the underwriters’ discounts and estimated expenses. Antero Resources intends to use the net proceeds from the offering to partially fund the HG Acquisition.

The offering is being made pursuant to an effective shelf registration statement and prospectus filed by Antero Resources with the U.S. Securities and Exchange Commission (the “SEC”) and may be made only by means of a prospectus and prospectus supplement related to such offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). These documents may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio.

This release includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond Antero Resources’s control. These risks include, but are not limited to, the risk that one or both of the HG Acquisition and the Utica Disposition will not close on the timeline anticipated, or at all, Antero Resources may not enter into the Term Loan A on the timeline anticipated or at all or on satisfactory terms, risks associated with the successful integration and future performance of the acquired assets and operations, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, and the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading “Item 1A. Risk Factors” in Antero Resources’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequently filed Quarterly Reports on Form 10-Q.

For more information, contact Dan Katzenberg, Director–Finance & Investor Relations at Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.